Exhibit 99.2

NOT FOR PUBLICATION, DISTRIBUTION OR RELEASE DIRECTLY OR INDIRECTLY, IN WHOLE OR IN PART, IN OR INTO THE UNITED STATES, CANADA, AUSTRALIA, JAPAN, THE REPUBLIC OF SOUTH AFRICA, NEW ZEALAND OR IN OR INTO ANY OTHER JURISDICTION IN WHICH OFFERS OR SALES WOULD BE PROHIBITED BY APPLICABLE LAW.

THIS ANNOUNCEMENT IS NOT AN OFFER TO SELL OR A SOLICITATION TO BUY SECURITIES IN ANY JURISDICTION, INCLUDING THE UNITED STATES, AUSTRALIA, CANADA, JAPAN, NEW ZEALAND OR THE REPUBLIC OF SOUTH AFRICA. NEITHER THIS ANNOUNCEMENT NOR ANYTHING CONTAINED HEREIN SHALL FORM THE BASIS OF, OR BE RELIED UPON IN CONNECTION WITH, ANY OFFER OR COMMITMENT WHATSOEVER IN ANY SUCH JURISDICTION.

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION AS DEFINED IN ARTICLE 7 OF EU REGULATION NO. 596/2014 AS IT FORMS PART OF DOMESTIC LAW IN THE UNITED KINGDOM BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (“UK MAR”). UPON THE PUBLICATION OF THIS ANNOUNCEMENT, THIS INSIDE INFORMATION IS NOW CONSIDERED TO BE IN THE PUBLIC DOMAIN.

Renalytix plc

("Renalytix" or the "Company")

Successful completion of upsized $12 million equity placing

NEW YORK and SALT LAKE CITY, March 12, 2024 – Renalytix plc (NASDAQ: RNLX) (LSE: RENX) is pleased to announce that following its announcement earlier today regarding a proposed Placing of Ordinary Shares (the “Launch Announcement”), it has successfully placed 46,801,872 Ordinary Shares (the “Placing Shares”) with both UK and US institutional investors, at a price of 20 pence per Ordinary Share, raising aggregate gross proceeds of approximately $12 million for the Company.

It is expected that the net proceeds of the Placing will extend the cash runway of the Company into calendar Q4 2024.

Further details of the Placing are set out in the Launch Announcement. Capitalised terms used but not defined in this announcement have the meanings given to them in the Launch Announcement, unless the context provides otherwise.

Proxy statement, General Meeting, First Closing and Total Voting Rights

Completion of the allotment and issue of the First Tranche Placing Shares will take place on or around March 14, 2024. An application will be made to London Stock Exchange plc for the admission of the First Tranche Placing Shares to be admitted to trading on AIM following the First Resale Registration Statement having been filed with the SEC (which is expected to be within 45 days of First Closing) and become effective.

The Placing Shares, when issued, will be credited as fully paid and will rank pari passu in all respects with the Company's then existing Ordinary Shares, including the right to receive all dividends and other distributions declared, made or paid on or in respect of such shares after the date of issue.

Following First Closing, the Company's enlarged issued ordinary share capital will be 119,916,187. This figure may be used by shareholders in the Company as the denominator for the calculations by which they will determine if they are required to notify their interest in, or a change in their interest in, the share capital of the Company under the FCA's Disclosure Guidance and Transparency Rules.

The allotment and issue of the Second Tranche Placing Shares is conditional upon, among other things, shareholder approval to enable the issue of additional new Ordinary Shares at the Issue Price beyond current allotment authorities and in satisfaction of Nasdaq requirements, which is due to be sought at a General Meeting of the Company to be held at such date and time to be fixed and announced by the Company in due course. A Proxy statement is expected to be filed with the SEC and made available to the shareholders of the Company setting out details of the General Meeting. Further details of the General Meeting will be announced in due course. Application will be made to London Stock Exchange plc for admission of the Second Tranche Placing Shares to trading on AIM following the Second Resale Registration Statement having been filed with the SEC (which is expected to be within 45 days of Second Closing) and become effective.

Stifel Nicolaus Europe Limited (“Stifel”) acted as Nominated Adviser, Sole Financial Adviser and Sole Bookrunner in connection with the Fundraise.

Related Party Transaction

Christopher Mills and/or certain investment vehicles connected with him have subscribed for certain Placing Shares. Mount Sinai has also subscribed for certain Placing Shares. The number of Placing Shares conditionally subscribed for by Christopher Mills and Mount Sinai, and their resulting shareholding on Second Admission, are set out below:

Related party	Existing Ordinary Shares held	Number of Existing Ordinary Shares held as a percentage of all Existing Ordinary Shares	Number of New Ordinary Shares subscribed for	Ordinary Shares held post-Second Closing	Percentage of Enlarged Share Capital held post-Second Closing
Christopher Mills*	10,072,500	10.1%	4,000,000	14,072,500	9.6%
Icahn School of Medicine at Mount Sinai	14,619,352	14.6%	9,360,374	23,979,726	16.3%

*Christopher Mills is partner and Chief Investment Officer of Harwood Capital LLP. Harwood Capital LLP is Investment Manager to North Atlantic Smaller Companies Investment Trust plc and investment adviser to Oryx International Growth Fund Limited. Christopher Mills’ interest is held by North Atlantic Smaller Companies Investment Trust PLC, Oryx International Growth Fund Limited and Harwood Capital LLP.

The participation by those listed in the above table amounts to a related party transaction within the meaning of the AIM Rules for Companies (the “AIM Rules”). Accordingly, the Directors who are independent of the related party transaction, (being Catherine Coste, James McCullough, Fergus Fleming, and Daniel J. Levangie), having consulted with Stifel, the Company's nominated adviser for the purposes of the AIM Rules, consider the terms of the participation of those related parties to be fair and reasonable insofar as Shareholders are concerned.

For further information, please contact:

Renalytix plc	www.renalytix.com
James McCullough, CEO	Via Walbrook PR

Stifel (Nominated Adviser, Sole Financial Adviser and Sole Bookrunner)	Tel: 020 7710 7600
Nicholas Moore / Alex Price / Nick Harland / Samira Essebiyea / Harry Billen

Walbrook PR Limited	Tel: 020 7933 8780 or renalytix@walbrookpr.com
Paul McManus / Alice Woodings	Mob: 07980 541 893 / 07407 804 654

CapComm Partners	Tel: 415-389-6400 or investors@renalytix.com
Peter DeNardo

The person responsible for arranging for the release of this Announcement on behalf of Renalytix is James McCullough, CEO.

About Renalytix

Renalytix (NASDAQ: RNLX) (LSE: RENX) is an in-vitro diagnostics and laboratory services company that is the global founder and leader in the new field of bioprognosis™ for kidney health. The leadership team, with a combined 200+ years of healthcare and in-vitro diagnostic experience, has designed its KidneyIntelX laboratory developed test to enable risk assessment for rapid progressive decline in kidney function in adult patients with T2D and early CKD (stages 1-3). We believe that by understanding how disease will progress, patients and providers can take action early to improve outcomes and reduce overall health system costs. For more information, visit www.renalytix.com.

Forward Looking Statements

Statements contained in this Announcement regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Examples of these forward-looking statements include statements concerning: the anticipated timing of the admission of the Placing Shares, the results of the General Meeting, the admission of the second tranche, the expected closing of the Placing discussed in this press release, the expected cash runway and the expected use of proceeds of the Placing. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “seeks,” and similar expressions are intended to identify forward-looking statements. We may not actually achieve the plans and objectives disclosed in the forward-looking statements, and you should not place undue reliance on our forward-looking statements. Any forward-looking statements are based on management's current views and assumptions and involve risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. These risks and uncertainties include, among others: the uncertainties related to market conditions; the completion of the Placing on the anticipated terms or at all; that kidneyintelX.dkd and KidneyIntelX are based on novel artificial intelligence technologies that are rapidly evolving and potential acceptance, utility and clinical practice remains uncertain; we have only recently commercially launched KidneyIntelX; and risks relating to the impact on our business of the COVID-19 pandemic or similar public health crises. These and other risks are described more fully in our filings with the Securities and Exchange Commission (SEC), including our most recent Quarterly Report on Form 10-Q and the “Risk Factors” section of our Annual Report on Form 10-K filed with the SEC on 28 September 2023, and other filings we make with the SEC from time to time. All information in this press release is as of the date of the release, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

The Placing Shares have not been registered under the Securities Act, or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws.

UK Product Governance Requirements

Solely for the purposes of the product governance requirements contained within Chapter 3 of the FCA Handbook Product Intervention and Product Sourcebook (the “UK Product Governance Requirements”) and disclaiming all and any liability, whether arising in tort, contract or otherwise, which any “manufacturer” (for the purposes of the UK Product Governance Requirements) may otherwise have with respect thereto, the Placing Shares have been subject to a product approval process, which has determined that the Placing Shares are: (i) compatible with an end target market of: (a) retail investors, (b) investors who meet the criteria of professional clients and (c) eligible counterparties (each as defined in the FCA Handbook Conduct of Business Sourcebook); and (ii) eligible for distribution through all distribution channels as are permitted by MiFID II (the “Target Market Assessment”). Notwithstanding the Target Market Assessment, distributors should note that: the price of the Ordinary Shares may decline and investors could lose all or part of their investment; the Placing Shares offer no guaranteed income and no capital protection; and an investment in the Placing Shares is compatible only with investors who do not need a guaranteed income or capital protection, who (either alone or in conjunction with an appropriate financial or other adviser) are capable of evaluating the merits and risks of such an investment and who have sufficient resources to be able to bear any losses that may result therefrom. The Target Market Assessment is without prejudice to the requirements of any contractual, legal or regulatory selling restrictions in relation to the offer. In all circumstances the Bookrunner will only procure investors who meet the criteria of professional clients and eligible counterparties.

For the avoidance of doubt, the Target Market Assessment does not constitute: (a) an assessment of suitability or appropriateness for the purposes of the FCA Handbook Conduct of Business Sourcebook; or (b) a recommendation to any investor or group of investors to invest in, or purchase, or take any other action whatsoever with respect to the Placing Shares. Each distributor is responsible for undertaking its own target market assessment in respect of the Placing Shares and determining appropriate distribution channels.